Exhibit (g)(8)

THIRD AMENDMENT
TO
AMENDED AND RESTATED MASTER CUSTODIAN AGREEMENT

This Third Amendment (“Third Amendment”) to the Amended and Restated Master Custodian Agreement dated October 17, 2008 (the “Agreement”) between each registered investment company identified on Appendix A attached thereto, as may be amended from time to time (each registered investment company made subject to the Agreement referred to as the “Fund”, each of which is a Massachusetts business trust or a Maryland corporation) and Brown Brothers Harriman & Co. (“BBH&Co.”) is made as of January 6, 2015.

The parties hereby agree to amend the Agreement as follows:

I.	Amendment to the Agreement dated June 12, 2012 (the “Amendment”)

The Amendment is hereby terminated, effective immediately.

II.	Miscellaneous

1.	As amended and appended hereby, all terms and provisions of the Agreement are hereby ratified and affirmed as of the date hereof and are hereby extended to give effect to the terms hereof.

2.	Terms not otherwise defined herein shall have the definitions set forth in the Agreement.

3.
By signing below where indicated, the Fund and BBH&Co. hereby ratify and affirm each of the representations and warranties set forth in the Agreement and confirm that each representation and warranty remains true and correct as of the date hereof.

4.
This Amendment, the Agreement and the other agreements, documents and certificates referred to herein or therein constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior or current understandings and agreements, whether written or oral.

EACH REGISTERED INVESTMENT COMPANY IDENTIFIED ON APPENDIX A	BROWN BROTHERS HARRIMAN & CO.
By: /s/John Millette Name: John Millette Title: Vice President and Secretary	By: /s/Elizabeth E. Prickett Name: Elizabeth E. Prickett Title: Managing Director

APPENDIX A
TO THE THIRD AMENDMENT DATED NOVEMBER 14, 2014 TO THE AMENDED AND RESTATED MASTER
CUSTODIAN AGREEMENT DATED OCTOBER 17, 2008 BETWEEN THE DEUTSCHE FUNDS AND
BROWN BROTHERS HARRIMAN & CO.

LIST OF REGISTERED INVESTMENT COMPANIES UNDER THE DEUTSCHE FUNDS BOARD
SUBJECT TO THE TERMS OF THE THIRD AMENDMENT TO THE CUSTODIAN AGREEMENT

DEUTSCHE GLOBAL/INTERNATIONAL FUND, INC., on behalf of its series:
Deutsche Global Equity Fund
Deutsche Global Growth Fund
Deutsche Global Small Cap Fund

DEUTSCHE INTERNATIONAL FUND, INC., on behalf of its series:
Deutsche CROCI International Fund
Deutsche Emerging Markets Equity Fund
Deutsche World Dividend Fund

DEUTSCHE SECURITIES TRUST, on behalf of its series:
Deutsche Gold & Precious Metals Fund

DEUTSCHE VARIABLE SERIES I, on behalf of its series:
Deutsche Global Small Cap VIP
Deutsche International VIP

DEUTSCHE VARIABLE SERIES II, on behalf of its series:
Deutsche Global Equity VIP
Deutsche Global Growth VIP